Filed Pursuant to Rule 433
                                                     Registration No. 333-130694

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MORGAN STANLEY                                                      May 11, 2005
Securitized Products Group     [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                                   Term Sheet

                                 $2,093,125,000
                                  Approximately

                        Morgan Stanley ABS Capital I Inc.
                                 Series 2006-HE4

                       Mortgage Pass-Through Certificates

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/
efc6-1020_forms3a.txt

              IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED
                                EMAIL DISCLAIMERS

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another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                                                      May 11, 2005
Securitized Products Group     [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                          Approximately $2,093,125,000
                Morgan Stanley ABS Capital I Inc. Series 2006-HE4

                        Morgan Stanley ABS Capital I Inc.
                                    Depositor

                     Wells Fargo Bank, National Association
                         Option One Mortgage Corporation
                       Countrywide Home Loan Servicing LP
                                    Servicers

                             Transaction Highlights

                                                                                                   Modified
                                                                                                 Duration To
Offered                                  Expected Ratings               Avg Life to               Call(1)(3)
Classes   Description   Balance(4)    (S&P / Fitch / Moody's)          Call(1)/Mty(2)            / Mty (2)(3)
-------   -----------   -----------   -----------------------   ----------------------------   ----------------
  A-1       Floater     859,060,000        [AAA]/AAA/Aaa                0.80 / 0.80              0.78 / 0.78
  A-2       Floater     261,740,000        [AAA]/AAA/Aaa                2.00 / 2.00              1.88 / 1.88
  A-3       Floater     370,990,000        [AAA]/AAA/Aaa                3.50 / 3.50              3.14 / 3.14
  A-4       Floater     238,440,000        [AAA]/AAA/Aaa                6.79 / 8.36              5.61 / 6.52
  M-1       Floater      74,523,000        [AA+]/AA+/Aa1                5.01 / 5.55              4.28 / 4.61
  M-2       Floater      65,883,000         [AA]/AA/Aa2                 4.95 / 5.48              4.24 / 4.55
  M-3       Floater      39,962,000        [AA-]/AA-/Aa3                4.92 / 5.43              4.21 / 4.52
  M-4       Floater      34,561,000         [A+]/A+/A1                  4.91 / 5.39              4.19 / 4.48
  M-5       Floater      35,642,000          [A]/A/A2                   4.89 / 5.35              4.18 / 4.45
  M-6       Floater      32,401,000         [A-]/A-/A3                  4.88 / 5.30              4.16 / 4.41
  B-1       Floater      30,241,000      [BBB+]/BBB+/Baa1               4.87 / 5.24              4.09 / 4.31
  B-2       Floater      28,081,000       [BBB]/BBB/Baa2                4.87 / 5.17              4.07 / 4.25
  B-3       Floater      21,601,000      [BBB-]/BBB-/Baa3               4.85 / 5.04              3.96 / 4.07

                                  Initial
Offered   Payment Window To    Subordination
Classes    Call(1) / Mty(2)        Level         Benchmark
-------   ------------------   -------------    -----------
  A-1      1 - 20 / 1 - 20             19.90%   1 Mo. LIBOR
  A-2     20 - 28 / 20 - 28            19.90%   1 Mo. LIBOR
  A-3     28 - 65 / 28 - 65            19.90%   1 Mo. LIBOR
  A-4     65 - 87 / 65 - 194           19.90%   1 Mo. LIBOR
  M-1     42 - 87 / 42 - 165           16.45%   1 Mo. LIBOR
  M-2     41 - 87 / 41 - 158           13.40%   1 Mo. LIBOR
  M-3     40 - 87 / 40 - 150           11.55%   1 Mo. LIBOR
  M-4     39 - 87 / 39 - 144            9.95%   1 Mo. LIBOR
  M-5     39 - 87 / 39 - 139            8.30%   1 Mo. LIBOR
  M-6     38 - 87 / 38 - 132            6.80%   1 Mo. LIBOR
  B-1     38 - 87 / 38 - 125            5.40%   1 Mo. LIBOR
  B-2     37 - 87 / 37 - 116            4.10%   1 Mo. LIBOR
  B-3     37 - 87 / 37 - 106            3.10%   1 Mo. LIBOR

Notes:      (1)   Certificates are priced to the 10% optional clean-up call.
            (2)   Based on the pricing prepayment speed. See details below.
            (3)   Assumes pricing at par.
            (4)   Class sizes subject to a variance of plus or minus 5%.

Issuer:                       Morgan Stanley ABS Capital I Inc. Trust 2006-HE4

Depositor:                    Morgan Stanley ABS Capital I Inc.

Responsible Parties:          WMC Mortgage Corporation (44.83%), Decision One
                              Mortgage Company, LLC (36.53%), NC Capital
                              Corporation (18.52%), and Option One Mortgage
                              Corporation (0.12%)

Servicers:                    Wells Fargo Bank, National Association (99.80%),
                              Option One Mortgage Corporation (0.12%) and
                              Countrywide Home Loan Servicing LP (0.08%)

Swap Counterparty:            Morgan Stanley Capital Services Inc.

Trustee and Swap              Deutsche Bank National Trust Company
Administrator:

Manager:                      Morgan Stanley & Co. Incorporated

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Rating Agencies:              Standard & Poor's, Moody's Investors Service and
                              Fitch Ratings.

Offered Certificates:         The Class A, M and B Certificates.

Class A Certificates:         The Class A-1, A-2, A-3 and A-4 Certificates.

Class M Certificates:         The Class M-1, M-2, M-3, M-4, M-5 and M-6
                              Certificates.

Class B Certificates:         The Class B-1, B-2 and B-3 Certificates.

Expected Closing Date:        June 23, 2006 through DTC and Euroclear or
                              Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:                 June 1, 2006

Distribution Dates:           The 25th of each month, or if such day is not a
                              business day, on the next business day, beginning
                              July 25, 2006.

Final Scheduled               For all Offered Certificates, the Distribution
Distribution Date:            Date occurring in June 2036.

Minimum Denomination:         The Offered Certificates will be issued and
                              available in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000.

Due Period:                   For any Distribution Date, the calendar month
                              preceding the month in which that Distribution
                              Date occurs.

Interest Accrual Period:      The interest accrual period for the Offered
                              Certificates with respect to any Distribution Date will be the period beginning with the previous
                              Distribution Date (or, in the case of the first
                              Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:           The Trust will consist of approximately $2,160.1
                              million of adjustable and fixed rate sub-prime residential, first-lien and second-lien mortgage loans.

Pricing Prepayment Speed:     o   Fixed Rate Mortgage Loans: CPR starting at
                              approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter

                              o   ARM Mortgage Loans: 28% CPR

Credit Enhancement:           The Offered Certificates are credit enhanced by:

                              1)    Net monthly excess cashflow from the
                                    Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,

                              2)    3.10% overcollateralization (funded
                                    upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and

                              3) Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement            For any Distribution Date, the percentage obtained
Percentage:                   by dividing (x) the aggregate Certificate
                              Principal Balance of the subordinate certificates
                              (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:                The later to occur of:

                              (x)   The earlier of:

                                    (a)   The Distribution Date occurring in
                                          July 2009; and

                                    (b)   The Distribution Date on which the
                                          aggregate balance of the Class A
                                          Certificates is reduced to zero; and

                              (y) The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 39.80%.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Trigger Event:                Either a Delinquency Trigger Event or a Cumulative
                              Loss Trigger Event.

Delinquency Trigger           A Delinquency Trigger Event is in effect on any
Event:                        Distribution Date if on that Distribution Date the
                              60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure and Mortgage Loans related to REO
                              Property) equals or exceeds a given percentage of the prior period's Enhancement Percentage to the bond specified below:

                              Class A Certificates remain outstanding           39.20% of the Senior Enhancement Percentage

                              On and after Class A pays off                     48.60% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger       A Cumulative Loss Trigger Event is in effect on
Event:                        any Distribution Date if the aggregate amount of
                              Realized Losses incurred since the cut-off date through the last day of the related Prepayment
                              Period divided by the aggregate Stated Principal
                              Balance of the Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

                              Months 25 - 36          1.400% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 2.275% in Month 31)

                              Months 37 - 48           3.150% for the first month, plus an additional 1/12th of 1.750% for each month thereafter (e.g., 4.025% in Month 43)

                              Months 49 - 60           4.900% for the first month, plus an additional 1/12th of 1.400% for each month thereafter (e.g., 5.600% in Month 55)

                              Months 61 - 72           6.300% for the first month, plus an additional 1/12th of 0.750% for each month thereafter (e.g., 6.675% in Month 67)

                              Months 73- thereafter    7.050%

Initial Subordination         Class A:            19.90%
Percentage:                   Class M-1:          16.45%
                              Class M-2:          13.40%
                              Class M-3:          11.55%
                              Class M-4:           9.95%
                              Class M-5:           8.30%
                              Class M-6:           6.80%
                              Class B-1:           5.40%
                              Class B-2:           4.10%
                              Class B-3:           3.10%

Optional Clean-up Call:       When the current aggregate principal balance of
                              the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage
                              Loans as of the cut-off date.

Step-up Coupons:              For all Offered Certificates the coupon will
                              increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A
                              Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Class A Pass-Through Rate:    The Class A-1, A-2, A-3 and A-4 Certificates will
                              accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate:  The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:  The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Class M-3 Pass-Through Rate:  The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:  The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:  The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:  The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:  The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:  The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:  The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap: For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate:            For any Distribution Date, a fraction, the
                              numerator of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty
                              (other than any Defaulted Swap Termination
                              Payment) for such Distribution Date and the denominator of which is the Stated Principal
                              Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Class A Basis Risk Carry      As to any Distribution Date, the supplemental
Forward Amount:               interest amount for each of the Class A
                              Certificates will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at the Class A Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                              (ii) Any Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the
                                    related Class A Pass-Through Rate (without regard to the WAC Cap).

Class M-1, M-2, M-3,          As to any Distribution Date, the supplemental
M-4, M-5, M-6, B-1, B-2       interest amount for each of the Class M-1, M-2,
and B-3 Basis Risk Carry      M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates
Forward Amounts:              will equal the sum of:

                              (i) The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates' applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;

                              (ii) Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

                              (iii) Interest on the amount in clause (ii) at the
                                    Certificates' applicable Pass-Through Rate
                                    (without regard to the WAC Cap).

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Interest Distributions on     On each Distribution Date and after payments of
Offered Certificates:         servicing, trustee and custodian fees, if any, and
                              other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap
                              Counterparty, interest distributions from the
                              Interest Remittance Amount will be allocated as follows:

                              (i) Concurrently to the Class A Certificates, their Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, pro rata, based upon their respective entitlements to such amounts;

                              (ii) To the Class M-1 Certificates, its Accrued Certificate Interest;

                              (iii) To the Class M-2 Certificates, its Accrued Certificate Interest;

                              (iv) To the Class M-3 Certificates, its Accrued Certificate Interest;

                              (v) To the Class M-4 Certificates, its Accrued Certificate Interest;

                              (vi) To the Class M-5 Certificates, its Accrued Certificate Interest;

                              (vii) To the Class M-6 Certificates, its Accrued Certificate Interest;

                              (viii) To the Class B-1 Certificates, its Accrued Certificate Interest;

                              (ix) To the Class B-2 Certificates, its Accrued Certificate Interest; and

                              (x) To the Class B-3 Certificates, its Accrued Certificate Interest.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Principal Distributions on    On each Distribution Date (a) prior to the
Offered Certificates:         Stepdown Date or (b) on which a Trigger Event is
                              in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to cover any Net Swap Payments and any swap termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

                              (ii) to the Class A Certificates, allocated between the Class A Certificates as described below, until the Certificate Principal Balances have been reduced to zero;

                              (iii) to the Class M-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (iv) to the Class M-2 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (v) to the Class M-3 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (vi) to the Class M-4 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (vii) to the Class M-5 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (viii) to the Class M-6 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (ix) to the Class B-1 Certificates, until the Certificate Principal Balance has been reduced to zero;

                              (x) to the Class B-2 Certificates, until the Certificate Principal Balance has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, until the Certificate Principal Balance has been reduced to zero.

                              On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

                              (i) to cover any Net Swap Payment and any swap termination payments due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;

                              (ii) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Certificate Principal Balances thereof have been reduced to zero;

                              (iii) to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (iv) to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (v) to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (vi) to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (vii) to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (viii) to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (ix) to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

                              (x) to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

                              (xi) to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

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This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

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

Class A Principal
Allocation:                   Any principal distributions allocated to the Class
                              A Certificates are required to be distributed first, to the Class A-1 Certificates, until their Class Certificate Balance has been reduced to zero, second, to the Class A-2 Certificates, until their Class Certificate Balance has been reduced to zero, third, to the Class A-3 Certificates, until their Class Certificate Balance has been reduced to zero, and fourth, to the Class A-4
                              Certificates, until their Class Certificate
                              Balance has been reduced to zero.

                              Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Class A Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata based upon their respective Certificate Principal Balances.

Swap Payment Allocation:      For a given Class of Certificates outstanding, a
                              pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Certificate Balance of that Class.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Swap Payment Priority:        All payments due under the swap agreement and any
                              swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:

                              (i) to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;

                              (ii) to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;

                              (iii)   to the Class A-1, A-2, A-3 and A-4
                                      Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;

                              (iv)    to the Class M-1, M-2, M-3, M-4, M-5, M-6,
                                      B-1, B-2 and B-3 Certificates, Accrued
                                      Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;

                              (v) to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to restore the
                                      Overcollateralization Target;

                              (vi) concurrently, to the Class A-1, A-2, A-3 and A-4 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;

                              (vii) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                      Certificates, any Basis Risk Carry Forward
                                      Amount for such Class up to the respective
                                      Swap Payment Allocation, to the extent not yet paid;

                              (viii) concurrently, to the Class A Certificates, Class M Certificates and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;

                              (ix) sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                      Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;

                              (x) to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and

                              (xi) all remaining amounts to the holder of the Class X Certificates.

                              In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payments over the payment by the Trust to certificateholders, the servicer, any originator, the Trustee or any other person.

                              Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap         As of any date, the lesser of (i) any payments
Termination Payment:          received by the Trust as a result of entering into
                              a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap
                              Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Allocation of Net Monthly     For any Distribution Date, any Net Monthly Excess
Excess Cashflow:              Cashflow shall be paid as follows:

                              (i) to the Class M-1 Certificates, the unpaid interest shortfall amount;

                              (ii)    to the Class M-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (iii) to the Class M-2 Certificates, the unpaid interest shortfall amount;

                              (iv)    to the Class M-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (v) to the Class M-3 Certificates, the unpaid interest shortfall amount;

                              (vi)    to the Class M-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (vii) to the Class M-4 Certificates, the unpaid interest shortfall amount;

                              (viii)  to the Class M-4 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (ix) to the Class M-5 Certificates, the unpaid interest shortfall amount;

                              (x)     to the Class M-5 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xi) to the Class M-6 Certificates, the unpaid interest shortfall amount;

                              (xii)   to the Class M-6 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xiii) to the Class B-1 Certificates, the unpaid interest shortfall amount;

                              (xiv)   to the Class B-1 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xv) to the Class B-2 Certificates, the unpaid interest shortfall amount;

                              (xvi)   to the Class B-2 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xvii) to the Class B-3 Certificates, the unpaid interest shortfall amount;

                              (xviii) to the Class B-3 Certificates, the
                                      allocated unreimbursed realized loss
                                      amount;

                              (xix) concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates; and

                              (xx) sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3
                                      Certificates, in such order, any Basis
                                      Risk Carry Forward Amount for such
                                      classes.

Interest Remittance Amount:   For any Distribution Date, the portion of
                              available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate           For any Distribution Date and each class of
Interest:                     Certificates, equals the amount of interest
                              accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution        On any Distribution Date, the sum of (i) the Basic
Amount:                       Principal Distribution Amount and (ii) the Extra
                              Principal Distribution Amount.

Basic Principal               On any Distribution Date, the excess of (i) the
Distribution Amount:          aggregate principal remittance amount over (ii)
                              the Excess Subordinated Amount, if any.

Net Monthly Excess            For any Distribution Date is the amount of funds
Cashflow:                     available for distribution on such Distribution
                              Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal               For any Distribution Date, the lesser of (i) the
Distribution Amount:          excess of (x) interest collected or advanced with
                              respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution
                              Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:   For any Distribution Date, means the excess, if
                              any of (i) the overcollateralization and (ii) the required overcollateralization for such
                              Distribution Date.

Class A Principal             For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the aggregate Certificate Principal
                              Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately
                              60.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage
                              Loans as of the last day of the related Due Period over $10,800,461.

Class M-1 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Class M-2 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Class M-3 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 76.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Class M-4 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Class M-5 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the
                              Certificate Principal Balance of the Class M-4
                              Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                              Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Class M-6 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the
                              Certificate Principal Balance of the Class M-4
                              Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                              Amount on such Distribution Date), (vi) the
                              Certificate Principal Balance of the Class M-5
                              Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                              Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Class B-1 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the
                              Certificate Principal Balance of the Class M-4
                              Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                              Amount on such Distribution Date), (vi) the
                              Certificate Principal Balance of the Class M-5
                              Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                              Amount on such Distribution Date), (vii) the
                              Certificate Principal Balance of the Class M-6
                              Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                              Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class B-1
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Class B-2 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the
                              Certificate Principal Balance of the Class M-4
                              Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                              Amount on such Distribution Date), (vi) the
                              Certificate Principal Balance of the Class M-5
                              Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                              Amount on such Distribution Date), (vii) the
                              Certificate Principal Balance of the Class M-6
                              Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                              Amount on such Distribution Date), (viii) the
                              Certificate Principal Balance of the Class B-1
                              Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class B-2
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Class B-3 Principal           For any Distribution Date, an amount equal to the
Distribution Amount:          excess of (x) the sum of (i) the aggregate
                              Certificate Principal Balance of the Class A
                              Certificates (after taking into account the payment of the Class A Principal Distribution
                              Amount on such Distribution Date), (ii) the
                              Certificate Principal Balance of the Class M-1
                              Certificates (after taking into account the payment of the Class M-1 Principal Distribution
                              Amount on such Distribution Date), (iii) the
                              Certificate Principal Balance of the Class M-2
                              Certificates (after taking into account the payment of the Class M-2 Principal Distribution
                              Amount on such Distribution Date), (iv) the
                              Certificate Principal Balance of the Class M-3
                              Certificates (after taking into account the payment of the Class M-3 Principal Distribution
                              Amount on such Distribution Date), (v) the
                              Certificate Principal Balance of the Class M-4
                              Certificates (after taking into account the payment of the Class M-4 Principal Distribution
                              Amount on such Distribution Date), (vi) the
                              Certificate Principal Balance of the Class M-5
                              Certificates (after taking into account the payment of the Class M-5 Principal Distribution
                              Amount on such Distribution Date), (vii) the
                              Certificate Principal Balance of the Class M-6
                              Certificates (after taking into account the payment of the Class M-6 Principal Distribution
                              Amount on such Distribution Date), (viii) the
                              Certificate Principal Balance of the Class B-1
                              Certificates (after taking into account the payment of the Class B-1 Principal Distribution
                              Amount on such Distribution Date), (ix) the
                              Certificate Principal Balance of the Class B-2
                              Certificates (after taking into account the payment of the Class B-2 Principal Distribution
                              Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class B-3
                              Certificates immediately prior to such
                              Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and
                              (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $10,800,461.

Allocation of Losses:         If on any distribution date, after giving effect
                              to all distributions of principal as described above and allocations of payments from the Swap
                              Account to pay principal as described under "--Swap Payment Priority", the aggregate Class
                              Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class
                              M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class
                              Certificate Balance for Realized Losses is referred to as an "Applied Realized Loss Amount."
                              In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class
                              Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk
                              CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss
                              Amount is allocated to reduce the Class
                              Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Subsequent Recovery"), the Class Certificate
                              Balance of each class of certificates that has been previously reduced by Applied Realized Loss
                              Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated
                              Certificates for the related distribution date).
                              Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation
                              Proceeds and included as part of the Principal
                              Remittance Amount for the related distribution date.

Trust Tax Status:             Portions of the trust will be treated as multiple
                              real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

                              The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:            The Offered Certificates are expected to be ERISA
                              eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under "ERISA Considerations" in the free writing prospectus.

SMMEA Eligibility:            It is anticipated that none of the Offered
                              Certificates will be SMMEA eligible.

Registration Statement        This term sheet does not contain all information
and Prospectus:               that is required to be included in a registration
                              statement, or in a base prospectus and prospectus supplement.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                              The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

                              The registration statement referred to above
                              (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/
                              000090514806002120/efc6-1020_forms3a.txt

Risk Factors:                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                              INCLUDED IN THE REGISTRATION STATEMENT AND IN THE
                              FREE WRITING PROSPECTUS AND THE PROSPECTUS
                              SUPPLEMENT FOR MORGAN STANLEY ABS CAPITAL I INC.
                              TRUST 2006-HE4 TRANSACTION REFERRED FOR A
                              DESCRIPTION OF INFORMATION THAT SHOULD BE
                              CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                              OFFERED CERTIFICATES.

Static Pool Information:      Information concerning the sponsor's prior
                              residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/ abs_spi/Subprime.html.
                              On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To CALL

      PPC (%)                           50           60           75          100          125          150          175
---   -----------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
A-1   WAL (yrs)                       1.62         1.35         1.08         0.80         0.64         0.52         0.43
      First Payment Date         7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006
      Expected Final Maturity   11/25/2009    4/25/2009    9/25/2008    2/25/2008   10/25/2007    7/25/2007    5/25/2007
      Window                        1 - 41       1 - 34       1 - 27       1 - 20       1 - 16       1 - 13       1 - 11
A-2   WAL (yrs)                       4.18         3.47         2.74         2.00         1.57         1.27         1.05
      First Payment Date        11/25/2009    4/25/2009    9/25/2008    2/25/2008   10/25/2007    7/25/2007    5/25/2007
      Expected Final Maturity    7/25/2011    9/25/2010   10/25/2009   10/25/2008    4/25/2008   12/25/2007    9/25/2007
      Window                       41 - 61      34 - 51      27 - 40      20 - 28      16 - 22      13 - 18      11 - 15
A-3   WAL (yrs)                       7.71         6.40         5.06         3.50         2.33         1.88         1.55
      First Payment Date         7/25/2011    9/25/2010   10/25/2009   10/25/2008    4/25/2008   12/25/2007    9/25/2007
      Expected Final Maturity    8/25/2017   10/25/2015   11/25/2013   11/25/2011    5/25/2009   10/25/2008    5/25/2008
      Window                      61 - 134     51 - 112      40 - 89      28 - 65      22 - 35      18 - 28      15 - 23
A-4   WAL (yrs)                      13.91        11.72         9.34         6.79         5.01         2.90         2.24
      First Payment Date         8/25/2017   10/25/2015   11/25/2013   11/25/2011    5/25/2009   10/25/2008    5/25/2008
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    1/25/2009
      Window                     134 - 177    112 - 150     89 - 120      65 - 87      35 - 67      28 - 54      23 - 31
M-1   WAL (yrs)                       9.81         8.20         6.52         5.01         4.66         4.51         3.58
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   12/25/2009    7/25/2010   12/25/2010    1/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      42 - 87      49 - 67      54 - 54      31 - 44
M-2   WAL (yrs)                       9.81         8.20         6.52         4.95         4.41         4.49         3.67
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   11/25/2009    3/25/2010   10/25/2010    2/25/2010
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      41 - 87      45 - 67      52 - 54      44 - 44
M-3   WAL (yrs)                       9.81         8.20         6.52         4.92         4.29         4.26         3.67
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   10/25/2009    1/25/2010    6/25/2010    1/25/2010
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      40 - 87      43 - 67      48 - 54      43 - 44
M-4   WAL (yrs)                       9.81         8.20         6.52         4.91         4.21         4.07         3.54
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    9/25/2009   12/25/2009    4/25/2010   11/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      39 - 87      42 - 67      46 - 54      41 - 44
M-5   WAL (yrs)                       9.81         8.20         6.52         4.89         4.16         3.93         3.39
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    9/25/2009   11/25/2009    2/25/2010    8/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      39 - 87      41 - 67      44 - 54      38 - 44
M-6   WAL (yrs)                       9.81         8.20         6.52         4.88         4.11         3.81         3.26
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    8/25/2009   10/25/2009   12/25/2009    7/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      38 - 87      40 - 67      42 - 54      37 - 44
B-1   WAL (yrs)                       9.81         8.20         6.52         4.87         4.08         3.73         3.18
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    8/25/2009    9/25/2009   11/25/2009    5/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      38 - 87      39 - 67      41 - 54      35 - 44
B-2   WAL (yrs)                       9.81         8.20         6.52         4.87         4.05         3.66         3.11
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      37 - 87      38 - 67      39 - 54      34 - 44
B-3   WAL (yrs)                       9.81         8.20         6.52         4.85         4.02         3.61         3.06
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
      Expected Final Maturity    3/25/2021   12/25/2018    6/25/2016    9/25/2013    1/25/2012   12/25/2010    2/25/2010
      Window                      56 - 177     47 - 150     37 - 120      37 - 87      38 - 67      39 - 54      34 - 44

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Weighted Average Life Sensitivity
To MATURITY

      PPC (%)                           50           60           75          100          125          150          175
---   -----------------------   ----------   ----------   ----------   ----------   ----------   ----------   ----------
A-1   WAL (yrs)                       1.62         1.35         1.08         0.80         0.64         0.52         0.43
      First Payment Date         7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006    7/25/2006
      Expected Final Maturity   11/25/2009    4/25/2009    9/25/2008    2/25/2008   10/25/2007    7/25/2007    5/25/2007
      Window                        1 - 41       1 - 34       1 - 27       1 - 20       1 - 16       1 - 13       1 - 11
A-2   WAL (yrs)                       4.18         3.47         2.74         2.00         1.57         1.27         1.05
      First Payment Date        11/25/2009    4/25/2009    9/25/2008    2/25/2008   10/25/2007    7/25/2007    5/25/2007
      Expected Final Maturity    7/25/2011    9/25/2010   10/25/2009   10/25/2008    4/25/2008   12/25/2007    9/25/2007
      Window                       41 - 61      34 - 51      27 - 40      20 - 28      16 - 22      13 - 18      11 - 15
A-3   WAL (yrs)                       7.71         6.40         5.06         3.50         2.33         1.88         1.55
      First Payment Date         7/25/2011    9/25/2010   10/25/2009   10/25/2008    4/25/2008   12/25/2007    9/25/2007
      Expected Final Maturity    8/25/2017   10/25/2015   11/25/2013   11/25/2011    5/25/2009   10/25/2008    5/25/2008
      Window                      61 - 134     51 - 112      40 - 89      28 - 65      22 - 35      18 - 28      15 - 23
A-4   WAL (yrs)                      16.53        14.09        11.34         8.36         6.25         3.42         2.24
      First Payment Date         8/25/2017   10/25/2015   11/25/2013   11/25/2011    5/25/2009   10/25/2008    5/25/2008
      Expected Final Maturity   12/25/2034    3/25/2032    1/25/2028    8/25/2022    5/25/2019   10/25/2016    1/25/2009
      Window                     134 - 342    112 - 309     89 - 259     65 - 194     35 - 155     28 - 124      23 - 31
M-1   WAL (yrs)                      10.72         9.02         7.20         5.55         5.09         6.13         5.90
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   12/25/2009    7/25/2010    8/25/2011    1/25/2009
      Expected Final Maturity   10/25/2031    8/25/2028    7/25/2024    3/25/2020    2/25/2017   12/25/2014   12/25/2014
      Window                      56 - 304     47 - 266     37 - 217     42 - 165     49 - 128     62 - 102     31 - 102
M-2   WAL (yrs)                      10.69         9.00         7.18         5.48         4.82         4.99         4.51
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   11/25/2009    3/25/2010   10/25/2010    5/25/2010
      Expected Final Maturity    1/25/2031   10/25/2027   10/25/2023    8/25/2019    8/25/2016    8/25/2014    2/25/2013
      Window                      56 - 295     47 - 256     37 - 208     41 - 158     45 - 122      52 - 98      47 - 80
M-3   WAL (yrs)                      10.66         8.97         7.15         5.43         4.68         4.57         4.01
      First Payment Date         2/25/2011    5/25/2010    7/25/2009   10/25/2009    1/25/2010    6/25/2010    1/25/2010
      Expected Final Maturity    2/25/2030   11/25/2026   12/25/2022   12/25/2018    2/25/2016    3/25/2014   10/25/2012
      Window                      56 - 284     47 - 245     37 - 198     40 - 150     43 - 116      48 - 93      43 - 76
M-4   WAL (yrs)                      10.63         8.94         7.13         5.39         4.59         4.36         3.79
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    9/25/2009   12/25/2009    4/25/2010   11/25/2009
      Expected Final Maturity    6/25/2029    3/25/2026    5/25/2022    6/25/2018   10/25/2015   12/25/2013    7/25/2012
      Window                      56 - 276     47 - 237     37 - 191     39 - 144     42 - 112      46 - 90      41 - 73
M-5   WAL (yrs)                      10.59         8.90         7.09         5.35         4.52         4.21         3.62
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    9/25/2009   11/25/2009    2/25/2010    8/25/2009
      Expected Final Maturity    9/25/2028    7/25/2025   10/25/2021    1/25/2018    6/25/2015    8/25/2013    5/25/2012
      Window                      56 - 267     47 - 229     37 - 184     39 - 139     41 - 108      44 - 86      38 - 71
M-6   WAL (yrs)                      10.53         8.84         7.07         5.30         4.44         4.07         3.48
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    8/25/2009   10/25/2009   12/25/2009    7/25/2009
      Expected Final Maturity   10/25/2027    8/25/2024    3/25/2021    6/25/2017   12/25/2014    4/25/2013    1/25/2012
      Window                      56 - 256     47 - 218     37 - 177     38 - 132     40 - 102      42 - 82      37 - 67
B-1   WAL (yrs)                      10.45         8.76         7.00         5.24         4.37         3.96         3.37
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    8/25/2009    9/25/2009   11/25/2009    5/25/2009
      Expected Final Maturity    9/25/2026    9/25/2023    8/25/2020   11/25/2016    6/25/2014   11/25/2012    9/25/2011
      Window                      56 - 243     47 - 207     37 - 170     38 - 125      39 - 96      41 - 77      35 - 63
B-2   WAL (yrs)                      10.32         8.65         6.90         5.17         4.28         3.84         3.26
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
      Expected Final Maturity    6/25/2025    7/25/2022    8/25/2019    2/25/2016   12/25/2013    6/25/2012    5/25/2011
      Window                      56 - 228     47 - 193     37 - 158     37 - 116      38 - 90      39 - 72      34 - 59
B-3   WAL (yrs)                      10.12         8.52         6.76         5.04         4.17         3.72         3.16
      First Payment Date         2/25/2011    5/25/2010    7/25/2009    7/25/2009    8/25/2009    9/25/2009    4/25/2009
      Expected Final Maturity   11/25/2023    3/25/2021    7/25/2018    4/25/2015    4/25/2013   11/25/2011   12/25/2010
      Window                      56 - 209     47 - 177     37 - 145     37 - 106      38 - 82      39 - 65      34 - 54

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To CALL

      CPR (%)                           20           25           30
---   -----------------------   ----------   ----------   ----------
A-1   WAL (yrs)                       1.06         0.84         0.69
      First Payment Date         7/25/2006    7/25/2006    7/25/2006
      Expected Final Maturity    9/25/2008    3/25/2008   11/25/2007
      Window                        1 - 27       1 - 21       1 - 17
A-2   WAL (yrs)                       2.75         2.14         1.74
      First Payment Date         9/25/2008    3/25/2008   11/25/2007
      Expected Final Maturity   10/25/2009   12/25/2008    7/25/2008
      Window                       27 - 40      21 - 30      17 - 25
A-3   WAL (yrs)                       5.11         3.88         2.84
      First Payment Date        10/25/2009   12/25/2008    7/25/2008
      Expected Final Maturity   12/25/2013    4/25/2012    3/25/2011
      Window                       40 - 90      30 - 70      25 - 57
A-4   WAL (yrs)                       9.43         7.40         6.00
      First Payment Date        12/25/2013    4/25/2012    3/25/2011
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      90 - 121      70 - 95      57 - 77
M-1   WAL (yrs)                       6.57         5.30         4.74
      First Payment Date         7/25/2009   11/25/2009    3/25/2010
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      41 - 95      45 - 77
M-2   WAL (yrs)                       6.57         5.27         4.62
      First Payment Date         7/25/2009   10/25/2009    1/25/2010
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      40 - 95      43 - 77
M-3   WAL (yrs)                       6.57         5.25         4.55
      First Payment Date         7/25/2009    9/25/2009   12/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      39 - 95      42 - 77
M-4   WAL (yrs)                       6.57         5.24         4.51
      First Payment Date         7/25/2009    9/25/2009   11/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      39 - 95      41 - 77
M-5   WAL (yrs)                       6.57         5.23         4.48
      First Payment Date         7/25/2009    8/25/2009   10/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      38 - 95      40 - 77
M-6   WAL (yrs)                       6.57         5.23         4.45
      First Payment Date         7/25/2009    8/25/2009    9/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      38 - 95      39 - 77
B-1   WAL (yrs)                       6.57         5.23         4.44
      First Payment Date         7/25/2009    8/25/2009    8/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      38 - 95      38 - 77
B-2   WAL (yrs)                       6.57         5.21         4.41
      First Payment Date         7/25/2009    7/25/2009    8/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      37 - 95      38 - 77
B-3   WAL (yrs)                       6.57         5.21         4.41
      First Payment Date         7/25/2009    7/25/2009    8/25/2009
      Expected Final Maturity    7/25/2016    5/25/2014   11/25/2012
      Window                      37 - 121      37 - 95      38 - 77

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

CPR Sensitivity
To MATURITY

      CPR (%)                           20           25           30
---   -----------------------   ----------   ----------   ----------
A-1   WAL (yrs)                       1.06         0.84         0.69
      First Payment Date         7/25/2006    7/25/2006    7/25/2006
      Expected Final Maturity    9/25/2008    3/25/2008   11/25/2007
      Window                        1 - 27       1 - 21       1 - 17
A-2   WAL (yrs)                       2.75         2.14         1.74
      First Payment Date         9/25/2008    3/25/2008   11/25/2007
      Expected Final Maturity   10/25/2009   12/25/2008    7/25/2008
      Window                       27 - 40      21 - 30      17 - 25
A-3   WAL (yrs)                       5.11         3.88         2.84
      First Payment Date        10/25/2009   12/25/2008    7/25/2008
      Expected Final Maturity   12/25/2013    4/25/2012    3/25/2011
      Window                       40 - 90      30 - 70      25 - 57
A-4   WAL (yrs)                      11.49         9.06         7.37
      First Payment Date        12/25/2013    4/25/2012    3/25/2011
      Expected Final Maturity    6/25/2028    1/25/2024   12/25/2020
      Window                      90 - 264     70 - 211     57 - 174
M-1   WAL (yrs)                       7.28         5.87         5.21
      First Payment Date         7/25/2009   11/25/2009    3/25/2010
      Expected Final Maturity   12/25/2024    3/25/2021    7/25/2018
      Window                      37 - 222     41 - 177     45 - 145
M-2   WAL (yrs)                       7.26         5.82         5.07
      First Payment Date         7/25/2009   10/25/2009    1/25/2010
      Expected Final Maturity    2/25/2024    8/25/2020    1/25/2018
      Window                      37 - 212     40 - 170     43 - 139
M-3   WAL (yrs)                       7.23         5.78         4.98
      First Payment Date         7/25/2009    9/25/2009   12/25/2009
      Expected Final Maturity    5/25/2023   12/25/2019    6/25/2017
      Window                      37 - 203     39 - 162     42 - 132
M-4   WAL (yrs)                       7.21         5.75         4.93
      First Payment Date         7/25/2009    9/25/2009   11/25/2009
      Expected Final Maturity    9/25/2022    6/25/2019    1/25/2017
      Window                      37 - 195     39 - 156     41 - 127
M-5   WAL (yrs)                       7.17         5.71         4.87
      First Payment Date         7/25/2009    8/25/2009   10/25/2009
      Expected Final Maturity    2/25/2022   12/25/2018    8/25/2016
      Window                      37 - 188     38 - 150     40 - 122
M-6   WAL (yrs)                       7.13         5.67         4.82
      First Payment Date         7/25/2009    8/25/2009    9/25/2009
      Expected Final Maturity    5/25/2021    5/25/2018    2/25/2016
      Window                      37 - 179     38 - 143     39 - 116
B-1   WAL (yrs)                       7.07         5.62         4.76
      First Payment Date         7/25/2009    8/25/2009    8/25/2009
      Expected Final Maturity   10/25/2020    9/25/2017    8/25/2015
      Window                      37 - 172     38 - 135     38 - 110
B-2   WAL (yrs)                       6.97         5.52         4.66
      First Payment Date         7/25/2009    7/25/2009    8/25/2009
      Expected Final Maturity   10/25/2019   12/25/2016   12/25/2014
      Window                      37 - 160     37 - 126     38 - 102
B-3   WAL (yrs)                       6.83         5.41         4.57
      First Payment Date         7/25/2009    7/25/2009    8/25/2009
      Expected Final Maturity    8/25/2018    1/25/2016    3/25/2014
      Window                      37 - 146     37 - 115      38 - 93

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
     0             -             -             -             -
     1         20.04         20.10         20.16         20.26
     2         20.04         20.10         20.16         20.26
     3         20.04         20.10         20.16         20.26
     4         20.04         20.10         20.16         20.26
     5         20.04         20.10         20.16         20.26
     6         20.04         20.10         20.16         20.26
     7         20.04         20.10         20.16         20.26
     8         20.04         20.10         20.16         20.26
     9         20.04         20.10         20.16         20.26
    10         20.04         20.10         20.16         20.26
    11         20.04         20.10         20.16         20.26
    12         20.04         20.10         20.16         20.26
    13         20.04         20.10         20.16         20.26
    14         20.04         20.10         20.10         20.10
    15         19.92         19.92         19.92         19.92
    16         19.89         19.89         19.89         19.89
    17         19.59         19.59         19.59         19.59
    18         19.57         19.57         19.57         19.57
    19         19.28         19.28         19.28         19.28
    20         19.13         19.13         19.13         19.13
    21             -         19.20         19.20         19.20
    22             -         12.64         12.64         12.64
    23             -         12.97         12.97         12.97
    24             -         12.67         12.67         12.67
    25             -         13.01         13.01         13.01
    26             -         12.71         12.71         12.71
    27             -         12.75         12.75         12.75
    28             -         14.04         14.04         14.04
    29             -             -         13.71         13.71
    30             -             -         14.11         14.11
    31             -             -         13.79         13.79
    32             -             -         13.83         13.83
    33             -             -         15.07         15.07
    34             -             -         14.76         14.76
    35             -             -         15.24         15.24
    36             -             -         14.90         14.90
    37             -             -         63.86         63.86
    38             -             -         18.26         18.26
    39             -             -         18.12         18.12
    40             -             -         19.44         19.44
    41             -             -         18.74         18.74
    42             -             -         19.13         19.13
    43             -             -         18.45         18.45
    44             -             -         18.31         18.31
    45             -             -         19.88         19.88
    46             -             -         18.49         18.49

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
    47             -             -         19.02         19.02
    48             -             -         18.45         18.45
    49             -             -         18.98         18.98
    50             -             -         18.42         18.42
    51             -             -         18.40         18.40
    52             -             -         18.95         18.95
    53             -             -         18.38         18.38
    54             -             -         18.91         18.91
    55             -             -         16.82         16.82
    56             -             -         16.82         16.82
    57             -             -         18.62         18.62
    58             -             -         16.83         16.83
    59             -             -         17.39         17.39
    60             -             -         16.82         16.82
    61             -             -         17.38         17.38
    62             -             -         16.81         16.81
    63             -             -         16.81         16.81
    64             -             -         17.37         17.37
    65             -             -         16.80         16.80
    66             -             -             -         17.35
    67             -             -             -         16.79
    68             -             -             -         16.79
    69             -             -             -         17.94
    70             -             -             -         16.78
    71             -             -             -         17.33
    72             -             -             -         16.77
    73             -             -             -         17.32
    74             -             -             -         16.76
    75             -             -             -         16.76
    76             -             -             -         17.31
    77             -             -             -         16.75
    78             -             -             -         17.30
    79             -             -             -         16.74
    80             -             -             -         16.73
    81             -             -             -         18.52
    82             -             -             -         16.72
    83             -             -             -         17.27
    84             -             -             -         16.71
    85             -             -             -         17.26
    86             -             -             -         16.70
    87             -             -             -         16.70
    88             -             -             -         17.25
    89             -             -             -         16.69
    90             -             -             -         17.24
    91             -             -             -         16.68
    92             -             -             -         16.67
    93             -             -             -         18.45

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
    94             -             -             -         16.66
    95             -             -             -         17.21
    96             -             -             -         13.88
    97             -             -             -         13.99
    98             -             -             -         13.57
    99             -             -             -         13.60
   100             -             -             -         14.08
   101             -             -             -         13.66
   102             -             -             -         14.15
   103             -             -             -         13.73
   104             -             -             -         13.77
   105             -             -             -         15.28
   106             -             -             -         13.84
   107             -             -             -         14.34
   108             -             -             -         13.92
   109             -             -             -         14.42
   110             -             -             -         14.00
   111             -             -             -         14.04
   112             -             -             -         14.56
   113             -             -             -         14.13
   114             -             -             -         14.65
   115             -             -             -         14.23
   116             -             -             -         14.28
   117             -             -             -         15.37
   118             -             -             -         14.49
   119             -             -             -         15.03
   120             -             -             -         14.60
   121             -             -             -         15.15
   122             -             -             -         14.72
   123             -             -             -         14.79
   124             -             -             -         15.36
   125             -             -             -         14.93
   126             -             -             -         15.50
   127             -             -             -         15.07
   128             -             -             -         15.14
   129             -             -             -         16.85
   130             -             -             -         15.30
   131             -             -             -         15.89
   132             -             -             -         15.46
   133             -             -             -         16.06
   134             -             -             -         15.63
   135             -             -             -         15.72
   136             -             -             -         16.33
   137             -             -             -         15.90
   138             -             -             -         16.53
   139             -             -             -         16.09
   140             -             -             -         16.19

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
   141             -             -             -         18.04
   142             -             -             -         16.40
   143             -             -             -         17.06
   144             -             -             -         16.62
   145             -             -             -         17.30
   146             -             -             -         16.86
   147             -             -             -         16.98
   148             -             -             -         17.67
   149             -             -             -         17.23
   150             -             -             -         17.95
   151             -             -             -         17.50
   152             -             -             -         17.64
   153             -             -             -         19.69
   154             -             -             -         17.93
   155             -             -             -         18.69
   156             -             -             -         18.24
   157             -             -             -         19.02
   158             -             -             -         18.57
   159             -             -             -         18.74
   160             -             -             -         19.54
   161             -             -             -         19.09
   162             -             -             -         19.92
   163             -             -             -         19.47
   164             -             -             -         19.66
   165             -             -             -         21.23
   166             -             -             -         20.11
   167             -             -             -         21.17
   168             -             -             -         20.88
   169             -             -             -         22.01
   170             -             -             -         21.75
   171             -             -             -         22.23
   172             -             -             -         23.51
   173             -             -             -         23.31
   174             -             -             -         24.72
   175             -             -             -         24.58
   176             -             -             -         25.30
   177             -             -             -         28.89
   178             -             -             -         32.14
   179             -             -             -         35.06
   180             -             -             -         35.68
   181             -             -             -         38.93
   182             -             -             -         39.98
   183             -             -             -         42.67
   184             -             -             -         47.36
   185             -             -             -         49.63
   186             -             -             -         56.05
   187             -             -             -         59.99

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   A-1 Cap (%)   A-2 Cap (%)   A-3 Cap (%)   A-4 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
   188             -             -             -         67.34
   189             -             -             -         85.30
   190             -             -             -         90.47
   191             -             -             -        113.92
   192             -             -             -        142.26
   193             -             -             -        209.67
   194             -             -             -        361.58
   195             -             -             -             *
   196             -             -             -             -

* In Period 195 the Class A-4 has a beginning balance of approximately $71,314 and is paid approximately $339,209 in interest.

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)
------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
     0             -             -             -             -             -
     1         20.29         20.30         20.31         20.38         20.40
     2         20.29         20.30         20.31         20.38         20.40
     3         20.29         20.30         20.31         20.38         20.40
     4         20.29         20.30         20.31         20.38         20.40
     5         20.29         20.30         20.31         20.38         20.40
     6         20.29         20.30         20.31         20.38         20.40
     7         20.29         20.30         20.31         20.38         20.40
     8         20.29         20.30         20.31         20.38         20.40
     9         20.29         20.30         20.31         20.38         20.40
    10         20.29         20.30         20.31         20.38         20.40
    11         20.29         20.30         20.31         20.38         20.40
    12         20.29         20.30         20.31         20.38         20.40
    13         20.29         20.30         20.31         20.38         20.40
    14         19.67         19.67         19.67         19.67         19.67
    15         19.46         19.46         19.46         19.46         19.46
    16         19.38         19.38         19.38         19.38         19.38
    17         19.09         19.09         19.09         19.09         19.09
    18         19.03         19.03         19.03         19.03         19.03
    19         18.73         18.73         18.73         18.73         18.73
    20         18.56         18.56         18.56         18.56         18.56
    21         18.57         18.57         18.57         18.57         18.57
    22         11.85         11.85         11.85         11.85         11.85
    23         12.12         12.12         12.12         12.12         12.12
    24         11.81         11.81         11.81         11.81         11.81
    25         12.09         12.09         12.09         12.09         12.09
    26         11.78         11.78         11.78         11.78         11.78
    27         11.77         11.77         11.77         11.77         11.77
    28         12.89         12.89         12.89         12.89         12.89
    29         12.55         12.55         12.55         12.55         12.55
    30         12.86         12.86         12.86         12.86         12.86
    31         12.52         12.52         12.52         12.52         12.52
    32         12.50         12.50         12.50         12.50         12.50
    33         13.52         13.52         13.52         13.52         13.52
    34         13.17         13.17         13.17         13.17         13.17
    35         13.51         13.51         13.51         13.51         13.51
    36         13.14         13.14         13.14         13.14         13.14
    37         13.48         13.48         13.48         13.48         13.48
    38         13.07         13.07         13.07         13.07         13.07
    39         13.07         13.07         13.07         13.07         13.07
    40         14.26         14.26         14.26         14.26         14.26
    41         13.86         13.86         13.86         13.86         13.86
    42         14.22         14.22         14.22         14.22         14.22
    43         13.82         13.82         13.82         13.82         13.82
    44         13.80         13.80         13.80         13.80         13.80
    45         15.03         15.03         15.03         15.03         15.03
    46         14.08         14.08         14.08         14.08         14.08
    47         14.46         14.46         14.46         14.46         14.46
Period   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
     0             -             -             -             -
     1         20.49         20.95         21.10         21.95
     2         20.49         20.95         21.10         21.95
     3         20.49         20.95         21.10         21.95
     4         20.49         20.95         21.10         21.95
     5         20.49         20.95         21.10         21.95
     6         20.49         20.95         21.10         21.95
     7         20.49         20.95         21.10         21.95
     8         20.49         20.95         21.10         21.95
     9         20.49         20.95         21.10         21.95
    10         20.49         20.95         21.10         21.95
    11         20.49         20.95         21.10         21.95
    12         20.49         20.95         21.10         21.95
    13         20.49         20.95         21.10         21.95
    14         19.67         19.69         19.69         19.72
    15         19.46         19.46         19.46         19.46
    16         19.38         19.38         19.38         19.38
    17         19.09         19.09         19.09         19.09
    18         19.03         19.03         19.03         19.03
    19         18.73         18.73         18.73         18.73
    20         18.56         18.56         18.56         18.56
    21         18.57         18.57         18.57         18.57
    22         11.85         11.85         11.85         11.85
    23         12.12         12.12         12.12         12.12
    24         11.81         11.81         11.81         11.81
    25         12.09         12.09         12.09         12.09
    26         11.78         11.78         11.78         11.78
    27         11.77         11.77         11.77         11.77
    28         12.89         12.89         12.89         12.89
    29         12.55         12.55         12.55         12.55
    30         12.86         12.86         12.86         12.86
    31         12.52         12.52         12.52         12.52
    32         12.50         12.50         12.50         12.50
    33         13.52         13.52         13.52         13.52
    34         13.17         13.17         13.17         13.17
    35         13.51         13.51         13.51         13.51
    36         13.14         13.14         13.14         13.14
    37         13.48         13.48         13.48         13.48
    38         13.07         13.07         13.07         13.07
    39         13.07         13.07         13.07         13.07
    40         14.26         14.26         14.26         14.26
    41         13.86         13.86         13.86         13.86
    42         14.22         14.22         14.22         14.22
    43         13.82         13.82         13.82         13.82
    44         13.80         13.80         13.80         13.80
    45         15.03         15.03         15.03         15.03
    46         14.08         14.08         14.08         14.08
    47         14.46         14.46         14.46         14.46

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)
------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    48         14.04         14.04         14.04         14.04         14.04
    49         14.42         14.42         14.42         14.42         14.42
    50         14.01         14.01         14.01         14.01         14.01
    51         13.99         13.99         13.99         13.99         13.99
    52         14.39         14.39         14.39         14.39         14.39
    53         13.97         13.97         13.97         13.97         13.97
    54         14.35         14.35         14.35         14.35         14.35
    55         12.41         12.41         12.41         12.41         12.41
    56         12.41         12.41         12.41         12.41         12.41
    57         13.74         13.74         13.74         13.74         13.74
    58         12.42         12.42         12.42         12.42         12.42
    59         12.83         12.83         12.83         12.83         12.83
    60         12.41         12.41         12.41         12.41         12.41
    61         12.82         12.82         12.82         12.82         12.82
    62         12.40         12.40         12.40         12.40         12.40
    63         12.40         12.40         12.40         12.40         12.40
    64         12.81         12.81         12.81         12.81         12.81
    65         12.39         12.39         12.39         12.39         12.39
    66         12.80         12.80         12.80         12.80         12.80
    67         12.38         12.38         12.38         12.38         12.38
    68         12.38         12.38         12.38         12.38         12.38
    69         13.23         13.23         13.23         13.23         13.23
    70         12.37         12.37         12.37         12.37         12.37
    71         12.78         12.78         12.78         12.78         12.78
    72         12.36         12.36         12.36         12.36         12.36
    73         12.77         12.77         12.77         12.77         12.77
    74         12.35         12.35         12.35         12.35         12.35
    75         12.35         12.35         12.35         12.35         12.35
    76         12.76         12.76         12.76         12.76         12.76
    77         12.34         12.34         12.34         12.34         12.34
    78         12.75         12.75         12.75         12.75         12.75
    79         12.33         12.33         12.33         12.33         12.33
    80         12.33         12.33         12.33         12.33         12.33
    81         13.64         13.64         13.64         13.64         13.64
    82         12.32         12.32         12.32         12.32         12.32
    83         12.72         12.72         12.72         12.72         12.72
    84         12.31         12.31         12.31         12.31         12.31
    85         12.71         12.71         12.71         12.71         12.71
    86         12.30         12.30         12.30         12.30         12.30
    87         12.30         12.30         12.30         12.30         12.30
    88         12.70         12.70         12.70         12.70         12.70
    89         12.29         12.29         12.29         12.29         12.29
    90         12.69         12.69         12.69         12.69         12.69
    91         12.28         12.28         12.28         12.28         12.28
    92         12.27         12.27         12.27         12.27         12.27
    93         13.58         13.58         13.58         13.58         13.58
    94         12.26         12.26         12.26         12.26         12.26
    95         12.67         12.67         12.67         12.67         12.67
    96         12.25         12.25         12.25         12.25         12.25
Period   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
    48         14.04         14.04         14.04         14.04
    49         14.42         14.42         14.42         14.42
    50         14.01         14.01         14.01         14.01
    51         13.99         13.99         13.99         13.99
    52         14.39         14.39         14.39         14.39
    53         13.97         13.97         13.97         13.97
    54         14.35         14.35         14.35         14.35
    55         12.41         12.41         12.41         12.41
    56         12.41         12.41         12.41         12.41
    57         13.74         13.74         13.74         13.74
    58         12.42         12.42         12.42         12.42
    59         12.83         12.83         12.83         12.83
    60         12.41         12.41         12.41         12.41
    61         12.82         12.82         12.82         12.82
    62         12.40         12.40         12.40         12.40
    63         12.40         12.40         12.40         12.40
    64         12.81         12.81         12.81         12.81
    65         12.39         12.39         12.39         12.39
    66         12.80         12.80         12.80         12.80
    67         12.38         12.38         12.38         12.38
    68         12.38         12.38         12.38         12.38
    69         13.23         13.23         13.23         13.23
    70         12.37         12.37         12.37         12.37
    71         12.78         12.78         12.78         12.78
    72         12.36         12.36         12.36         12.36
    73         12.77         12.77         12.77         12.77
    74         12.35         12.35         12.35         12.35
    75         12.35         12.35         12.35         12.35
    76         12.76         12.76         12.76         12.76
    77         12.34         12.34         12.34         12.34
    78         12.75         12.75         12.75         12.75
    79         12.33         12.33         12.33         12.33
    80         12.33         12.33         12.33         12.33
    81         13.64         13.64         13.64         13.64
    82         12.32         12.32         12.32         12.32
    83         12.72         12.72         12.72         12.72
    84         12.31         12.31         12.31         12.31
    85         12.71         12.71         12.71         12.71
    86         12.30         12.30         12.30         12.30
    87         12.30         12.30         12.30         12.30
    88         12.70         12.70         12.70         12.70
    89         12.29         12.29         12.29         12.29
    90         12.69         12.69         12.69         12.69
    91         12.28         12.28         12.28         12.28
    92         12.27         12.27         12.27         12.27
    93         13.58         13.58         13.58         13.58
    94         12.26         12.26         12.26         12.26
    95         12.67         12.67         12.67         12.67
    96         12.25         12.25         12.25         12.25

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)
------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
    97         12.66         12.66         12.66         12.66         12.66
    98         12.24         12.24         12.24         12.24         12.24
    99         12.24         12.24         12.24         12.24         12.24
   100         12.64         12.64         12.64         12.64         12.64
   101         12.23         12.23         12.23         12.23         12.23
   102         12.63         12.63         12.63         12.63         12.63
   103         12.22         12.22         12.22         12.22         12.22
   104         12.21         12.21         12.21         12.21         12.21
   105         13.52         13.52         13.52         13.52         13.52
   106         12.20         12.20         12.20         12.20         12.20
   107         12.61         12.61         12.61         12.61         12.61
   108         12.19         12.19         12.19         12.19         12.19
   109         12.60         12.60         12.60         12.60         12.60
   110         12.18         12.18         12.18         12.18         12.18
   111         12.18         12.18         12.18         12.18         12.18
   112         12.58         12.58         12.58         12.58         12.58
   113         12.17         12.17         12.17         12.17         12.17
   114         12.57         12.57         12.57         12.57         12.57
   115         12.16         12.16         12.16         12.16         12.16
   116         12.16         12.16         12.16         12.16         12.16
   117         13.03         13.03         13.03         13.03         13.03
   118         12.23         12.23         12.23         12.23         12.23
   119         12.64         12.64         12.64         12.64         12.64
   120         12.22         12.22         12.22         12.22         12.22
   121         12.63         12.63         12.63         12.63         12.63
   122         12.22         12.22         12.22         12.22         12.22
   123         12.22         12.22         12.22         12.22         12.22
   124         12.63         12.63         12.63         12.63         12.63
   125         12.22         12.22         12.22         12.22         12.22
   126         12.62         12.62         12.62         12.62         12.62
   127         12.21         12.21         12.21         12.21         12.21
   128         12.21         12.21         12.21         12.21         12.21
   129         13.51         13.51         13.51         13.51         13.51
   130         12.21         12.21         12.21         12.21         12.21
   131         12.61         12.61         12.61         12.61         12.61
   132         12.20         12.20         12.20         12.20         12.20
   133         12.60         12.60         12.60         12.60         12.60
   134         12.19         12.19         12.19         12.19         12.19
   135         12.18         12.18         12.18         12.18         12.18
   136         12.58         12.58         12.58         12.58         12.58
   137         12.17         12.17         12.17         12.17         12.17
   138         12.57         12.57         12.57         12.57         12.57
   139         12.16         12.16         12.16         12.16         12.16
   140         12.16         12.16         12.16         12.16             -
   141         13.46         13.46         13.46         13.46             -
   142         12.15         12.15         12.15         12.15             -
   143         12.55         12.55         12.55         12.55             -
   144         12.14         12.14         12.14         12.14             -
   145         12.54         12.54         12.54         12.54             -
Period   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
    97         12.66         12.66         12.66         12.66
    98         12.24         12.24         12.24         12.24
    99         12.24         12.24         12.24         12.24
   100         12.64         12.64         12.64         12.64
   101         12.23         12.23         12.23         12.23
   102         12.63         12.63         12.63         12.63
   103         12.22         12.22         12.22         12.22
   104         12.21         12.21         12.21         12.21
   105         13.52         13.52         13.52         13.52
   106         12.20         12.20         12.20         12.20
   107         12.61         12.61         12.61             -
   108         12.19         12.19         12.19             -
   109         12.60         12.60         12.60             -
   110         12.18         12.18         12.18             -
   111         12.18         12.18         12.18             -
   112         12.58         12.58         12.58             -
   113         12.17         12.17         12.17             -
   114         12.57         12.57         12.57             -
   115         12.16         12.16         12.16             -
   116         12.16         12.16         12.16             -
   117         13.03         13.03             -             -
   118         12.23         12.23             -             -
   119         12.64         12.64             -             -
   120         12.22         12.22             -             -
   121         12.63         12.63             -             -
   122         12.22         12.22             -             -
   123         12.22         12.22             -             -
   124         12.63         12.63             -             -
   125         12.22         12.22             -             -
   126         12.62             -             -             -
   127         12.21             -             -             -
   128         12.21             -             -             -
   129         13.51             -             -             -
   130         12.21             -             -             -
   131         12.61             -             -             -
   132         12.20             -             -             -
   133         12.60             -             -             -
   134             -             -             -             -
   135             -             -             -             -
   136             -             -             -             -
   137             -             -             -             -
   138             -             -             -             -
   139             -             -             -             -
   140             -             -             -             -
   141             -             -             -             -
   142             -             -             -             -
   143             -             -             -             -
   144             -             -             -             -
   145             -             -             -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

                     Senior Schedule of Available Funds and
             Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period   M-1 Cap (%)   M-2 Cap (%)   M-3 Cap (%)   M-4 Cap (%)   M-5 Cap (%)
------   -----------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360    Actual/360
   146         12.13         12.13         12.13             -             -
   147         12.13         12.13         12.13             -             -
   148         12.53         12.53         12.53             -             -
   149         12.12         12.12         12.12             -             -
   150         12.52         12.52         12.52             -             -
   151         12.11         12.11         12.11             -             -
   152         12.11         12.11             -             -             -
   153         13.40         13.40             -             -             -
   154         12.10         12.10             -             -             -
   155         12.50         12.50             -             -             -
   156         12.09         12.09             -             -             -
   157         12.49         12.49             -             -             -
   158         12.08         12.08             -             -             -
   159         12.08             -             -             -             -
   160         12.47             -             -             -             -
   161         12.07             -             -             -             -
   162         12.46             -             -             -             -
   163         12.06             -             -             -             -
   164         12.05             -             -             -             -
   165         12.88             -             -             -             -
   166             -             -             -             -             -
Period   M-6 Cap (%)   B-1 Cap (%)   B-2 Cap (%)   B-3 Cap (%)
------   -----------   -----------   -----------   -----------
         Actual/360    Actual/360    Actual/360    Actual/360
   146             -             -             -             -
   147             -             -             -             -
   148             -             -             -             -
   149             -             -             -             -
   150             -             -             -             -
   151             -             -             -             -
   152             -             -             -             -
   153             -             -             -             -
   154             -             -             -             -
   155             -             -             -             -
   156             -             -             -             -
   157             -             -             -             -
   158             -             -             -             -
   159             -             -             -             -
   160             -             -             -             -
   161             -             -             -             -
   162             -             -             -             -
   163             -             -             -             -
   164             -             -             -             -
   165             -             -             -             -
   166             -             -             -             -

(1) Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)Run to maturity assuming 100% PPC, no losses and 1 month LIBOR and 6 month LIBOR of 20%

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

Interest Rate Swap Schedule

Swap Rate: 5.36%

Period   Start Accrual   End Accrual      Swap Notional
------   -------------   -----------   ----------------
     1       6/23/2006     7/25/2006   2,082,328,921.82
     2       7/25/2006     8/25/2006   1,999,447,831.08
     3       8/25/2006     9/25/2006   1,920,126,656.13
     4       9/25/2006    10/25/2006   1,843,418,902.79
     5      10/25/2006    11/25/2006   1,769,655,724.53
     6      11/25/2006    12/25/2006   1,698,466,919.45
     7      12/25/2006     1/25/2007   1,629,732,012.58
     8       1/25/2007     2/25/2007   1,563,339,335.40
     9       2/25/2007     3/25/2007   1,499,185,684.59
    10       3/25/2007     4/25/2007   1,437,175,969.42
    11       4/25/2007     5/25/2007   1,377,222,846.74
    12       5/25/2007     6/25/2007   1,319,246,345.70
    13       6/25/2007     7/25/2007   1,263,175,412.32
    14       7/25/2007     8/25/2007   1,208,968,208.51
    15       8/25/2007     9/25/2007   1,157,053,978.38
    16       9/25/2007    10/25/2007   1,107,250,802.98
    17      10/25/2007    11/25/2007   1,059,730,565.52
    18      11/25/2007    12/25/2007   1,014,262,240.33
    19      12/25/2007     1/25/2008     970,756,751.78
    20       1/25/2008     2/25/2008     929,128,908.26
    21       2/25/2008     3/25/2008     879,533,512.11
    22       3/25/2008     4/25/2008     176,170,379.53
    23       4/25/2008     5/25/2008     169,697,910.42
    24       5/25/2008     6/25/2008     163,746,967.36
    25       6/25/2008     7/25/2008     158,003,557.08
    26       7/25/2008     8/25/2008     152,460,479.22
    27       8/25/2008     9/25/2008     147,110,781.96
    28       9/25/2008    10/25/2008     141,947,734.36
    29      10/25/2008    11/25/2008     136,963,840.14
    30      11/25/2008    12/25/2008     132,153,965.99
    31      12/25/2008     1/25/2009     127,512,066.67
    32       1/25/2009     2/25/2009     122,949,891.65
    33       2/25/2009     3/25/2009     117,163,692.05
    34       3/25/2009     4/25/2009     104,688,020.55
    35       4/25/2009     5/25/2009     100,935,469.94
    36       5/25/2009     6/25/2009      97,480,205.14
    37       6/25/2009     7/25/2009      94,141,481.91
    38       7/25/2009     8/25/2009      90,915,439.54
    39       8/25/2009     9/25/2009      87,798,342.03
    40       9/25/2009    10/25/2009      84,786,572.87
    41      10/25/2009    11/25/2009      81,876,621.59
    42      11/25/2009    12/25/2009      79,065,119.94
    43      12/25/2009     1/25/2010      76,348,794.03
    44       1/25/2010     2/25/2010      73,724,476.14
    45       2/25/2010     3/25/2010      71,189,101.69
    46       3/25/2010     4/25/2010      68,739,705.72
    47       4/25/2010     5/25/2010      66,373,419.12
    48       5/25/2010     6/25/2010      64,087,469.09
    49       6/25/2010     7/25/2010      61,879,172.37
    50       7/25/2010     8/25/2010      59,745,932.84
    51       8/25/2010     9/25/2010      57,685,239.72
    52       9/25/2010    10/25/2010      55,694,664.53
    53      10/25/2010    11/25/2010      53,771,858.50
    54      11/25/2010    12/25/2010      51,914,550.01
    55      12/25/2010     1/25/2011                  -

--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department.
Please refer to important information and qualifications at the end of this material.

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